Exhibit 99.2

Citigroup Inc.

Issue of EUR 1,000,000,000 0.500 per cent. Fixed Rate Notes due January 2022 under the

U.S.$110,000,000,000

Programme for the issuance of Euro Medium-Term Notes, Series C

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1.	Specified Currency:	Euro (“EUR”)

2.	Aggregate Nominal Amount:	EUR 1,000,000,000

3.	Issue Price:	99.911 per cent. of the Aggregate Nominal Amount

4.	(i) Specified Denominations:	EUR 100,000 and integral multiples of EUR 1,000 in excess thereof up to and including EUR 199,000.

	(ii) Calculation Amount:	EUR 1,000

5.	Issue Date:	29 January 2019

6.	Maturity Date:	29 January 2022

7.	Interest Basis:	0.500 per cent. per annum Fixed Rate (further particulars specified below)

8.	Redemption/Payment Basis:	Redemption at par

9.	Put/Call Options:	Issuer Call (further particulars specified below)

10.	Status of the Notes:	Senior

PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE

11.	Fixed Rate Note Provisions:	Applicable

	(i) Rate of Interest:	0.500 per cent. per annum payable annually in arrear

	(ii) Interest Payment Dates:	29 January in each year from, and including, 29 January 2020 to, and including 29 January 2022, not adjusted

	(iii) Fixed Interest Amount:	EUR 5.00 per Calculation Amount

	(iv) Day Count Fraction:	Actual / Actual (ICMA)

	(v) Broken Amount(s):	Not Applicable

12.	Call Option:	Applicable

	(i) Optional Redemption Dates (Call):	In whole at any time, or in part from time to time, on or after 29 July 2019 and prior to 29 December 2021 (“Make-Whole Call Period”). In whole, but not in part, on or after 29 December 2021 (“Par Call Date”).

	(a)	Make-Whole Amount:	The excess, if any, of: (i) the aggregate present value as of such Optional Redemption Date of each euro of nominal amount being redeemed and the amount of interest (exclusive of interest accrued to the Optional Redemption Date) that would have been payable in respect of each such euro if such redemption had not been made, determined by discounting, on an annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date that notice of such redemption is given pursuant to Condition 18 (Notices)) from the respective dates on which such principal and interest would have been payable if such redemption had not been made, to the date of redemption, over (ii) the aggregate nominal amount of Notes being redeemed, as calculated by the Issuer or a person designated by the Issuer.

	(b)	Reinvestment Rate:	The mid-market annual yield on the Reference Security (or if the Reference Security is no longer outstanding, a Similar Security) plus the Redemption Margin

	(c)	Reference Security:	DBR 2.000 per cent. Federal Government Bond of Bundesrepublik Deutschland due January 2022

	(d)	Similar Security:	Reference bond or reference bonds issued by the German Federal Government having an actual or interpolated maturity of 29 December 2021 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issuances of corporate debt securities maturing on 29 December 2021.

	(e)	Redemption Margin:	20 basis points

	(iii) Optional Redemption Amount (Call) and method, if any, of calculation of such amount on Par Call Date and during Par Call Period:		EUR 1,000 per Calculation Amount

	(iv) Notice period (if other than as set out in the Conditions):		Not less than 15 nor more than 60 days’ notice

13.	Final Redemption Amount:		EUR 1,000 per Calculation Amount

14.	Early Redemption Amount:

	Early Redemption Amount(s) per Calculation Amount payable on redemption for taxation reasons or on event of default or other early redemption and/or the method of calculating the same (if required or if different from that set out in the Conditions):		EUR 1,000 per Calculation Amount

GENERAL PROVISIONS APPLICABLE TO THE NOTES

15.	Additional Financial Centre(s) or other special provisions relating to Payment Dates:	London

16.	Substitution provisions:	The provisions in Condition 23 (Substitution of the Issuer) are applicable.

17.	Listing	Luxembourg

REASONS FOR THE OFFER, ESTIMATED NET PROCEEDS AND TOTAL EXPENSES

Reasons for the offer:

The Notes are intended to be issued as Green Bonds.

Use of Proceeds

An amount equal to the net proceeds of the sale of the Notes will be allocated exclusively to finance or refinance, in whole or in part, “Eligible Green Assets,” which refers to loans and/or investments made by the Issuer for assets or projects that meet the Issuer’s Green Bond Eligibility Criteria (as defined below) in accordance with the Issuer’s Green Bond Framework (“Framework”). The Issuer has developed the Framework for notes issuances in order to finance projects that contribute to climate change mitigation as well as projects that promote sustainable infrastructure. The Framework has received a Second Party Opinion by an independent consultant.

Eligible Green Projects

The Issuer’s “Green Bond Eligibility Criteria” reflect good practices for supporting the transition to a low-carbon economy through projects in one or more of the following areas (“Eligible Green Projects”):

•  Renewable energy including land acquisition and leasing, purchase of renewable energy applications and technologies and associated equipment, construction work, maintenance work, equipment manufacturing and energy storage.

•  Energy efficiency including warehouse facilities for residential energy efficiency loans, municipal district heating projects, commercial and residential energy efficiency projects and consumer finance companies that provide residential energy efficiency loans

•  Sustainable transportation including building or operating mass transit and creating or constructing infrastructure to support mass transit

•  Water quality and conservation including installation or upgrade of water treatment infrastructure, installation or upgrade of water capture and storage infrastructure, installation or upgrade of water irrigation systems and water metering activities to support conservation initiatives

•  Green building including financing of existing or new construction / renovation of residential and commercial buildings that earn any of the following certifications; LEED Gold, LEED Platinum, or the Living Building Challenge.

The Issuer has developed a list of exclusionary criteria (“Exclusionary Criteria”) for the use of the proceeds from the sale of the Notes. The Issuer commits itself to not knowingly be involved in financing any of the following projects or activities through the proceeds of this offering:

•  Large-scale hydropower plants that have a generation capacity of over 15MW;

•  Nuclear power plants; or

•  Fossil fuel projects, including refined or alternative coal technologies, gas-to-liquid projects and natural gas projects.

Project Evaluation and Selection Process

The Issuer’s specialist teams, including Corporate Sustainability and Environmental and Social Risk Management (“ESRM”) teams, are responsible for screening potential eligible assets against the Green Bond Eligibility Criteria. Once screened, Eligible Green Assets will be added to a single pool that the Issuer maintains (the “Green Bond Asset Portfolio”).

The Issuer’s selection process for the Eligible Green Assets takes into account the following objectives, features and benefits:

•  Each Eligible Green Asset included meets the Green Bond Eligibility Criteria for inclusion in the Green Bond Asset Portfolio.

•  Each Eligible Green Asset included is also reviewed to ensure compliance with the Issuer’s ESRM policies.

If the Issuer’s investment in any asset in the Green Bond Asset Portfolio is terminated or if an asset no longer meets the Green Bond Eligibility Criteria, the Issuer’s Corporate Sustainability and ESRM teams will remove the asset from the Green Bond Asset Portfolio.

Management of Proceeds

The Issuer’s Green Bond Asset Working Group (the “Group”) is responsible for supervising the Green Bond Asset Portfolio and total aggregate amount issued in Green Bonds, including the Notes. The Group meets quarterly aiming to ensure that the aggregate amount in the Green Bond Asset Portfolio is equal to or greater than the aggregate amount raised by Green Bonds. For this purpose, the aggregate size and maturity of the Green Bond Asset Portfolio is monitored quarterly.

If for any reason the aggregate amount in the Green Bond Asset Portfolio is less than the total outstanding amount of Green Bonds issued, the Issuer will hold the balance unallocated amount in cash, cash equivalents and/or other liquid marketable instruments (including U.S. Treasury securities) in the Issuer’s liquidity portfolio until the amount can be allocated towards the Green Bond Asset Portfolio.

Reporting

The Issuer will publish a report (the “Green Bond Report”) on its website within a year from issuance of the Notes and will renew it annually until full allocation and in case of any material changes. The Green Bond Report will detail the total amount of assets in the Green Bond Asset Portfolio and the total outstanding amount raised by Green Bond issuances, including the Notes.

Furthermore, the Green Bond Report will provide details of eligible assets within the Green Bond Asset Portfolio along with the Issuer’s financial commitments to each asset; the total amount of unallocated proceeds, if any; and environmental impacts of the Green Bond Asset Portfolio to the extent it is practical to do so.

The Issuer will engage external independent accountants to review that the assets included in the Green Bond Asset Portfolio meet the Green Bond Eligibility Criteria and are not invested in assets as defined by the Exclusionary Criteria. Further, the independent accountants will be engaged to review that the aggregate amount in the Green Bond Asset Portfolio is equal to or greater than the aggregate amount raised by Green Bonds, and to the extent the total amount of the outstanding bonds is less than the aggregate amount in Green Bond Asset Portfolio, the difference will be held in cash, cash equivalents and/or other liquid marketable instruments (including U.S Treasury securities) in the Issuer’s liquidity portfolio.

OPERATIONAL INFORMATION

ISIN Code:	XS1939355753

Common Code:	193935575